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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in the Registration Statement No. 333-1800 of Medaphis Corporation on Form S-4 and to the incorporation by reference in Registration Statements Nos. 33-46847, 33-64952, 33-67752, 33-71556, 33-88442, 33-88444, 33-90876, 33-90874, 33-95742, 33-95746, 33-95748,
333-03213, 333-07201, 333-07203 and 333-07627 of Medaphis Corporation on Form
S-8 of our report dated March 15, 1996 (October 22, 1996 as to Note 18), which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 1995 consolidated financial statements, appearing in this Annual Report on Form 10-K/A of Medaphis Corporation.



DELOITTE & TOUCHE LLP


Atlanta, Georgia


January 10, 1997